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                                                                     EXHIBIT 3.2

                                    [FORM OF]

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           WHITE CAP INDUSTRIES, INC.

                             A Delaware Corporation


                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

      Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the corporation or at such other time specified by the Board of Directors for the purpose of electing directors and conducting such other proper business as may come before the meeting. At the annual meeting stockholders shall elect directors and transact such other business as properly may be brought before the meeting pursuant to ARTICLE II, Section 11 hereof.

      Section 2. Special Meetings. Special Meetings of the stockholders may only be called in the manner provided in the restated certificate of incorporation.

      Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.
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      Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the restated certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

      Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the restated certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the


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election of directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

      Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the restated certificate of incorporation of the corporation or any amendments thereto and subject to
Section 3 of ARTICLE VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

      Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

      Section 11. Business Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the board of directors, or
(iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not


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properly brought before the meeting and in accordance with the provisions of this Section 11; and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                                   ARTICLE III

                                    DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors. In addition to such powers as are herein and in the restated certificate of incorporation expressly conferred upon it, the board of directors shall have and may exercise all the powers of the corporation, subject to the provisions of the laws of Delaware, the restated certificate of incorporation and these by-laws.

      Section 2. Number, Election and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the board shall be such as from time to time shall be fixed by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the corporation are entitled to elect one or more directors pursuant to the provisions of the restated certificate of incorporation of the corporation (including, but not limited to, for purposes of these by-laws, pursuant to any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in the manner provided in the restated certificate of incorporation.

      Section 3. Removal and Resignation. No director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of this restated certificate of incorporation (it being understood that any references to this restated certificate of incorporation shall include any duly authorized certificate of designation) to elect one or more directors, such director or directors so elected may be removed without cause only by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote. Any director may resign at any time upon written notice to the corporation.

      Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of directors may be filled only in the manner provided in the restated certificate of incorporation.


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      Section 5.  Nominations.

            (a) Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote for the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b).

            (b) In order for a stockholder to nominate a person for election to the board of directors of the corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder's intent to make such nomination in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth
(10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

            (c) No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 5, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 5.


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      Section 6. Annual Meetings. The annual meeting of the board of directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

      Section 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by the chairman of the board, the president (if the president is a director) or, upon the written request of at least a majority of the directors then in office, the secretary of the corporation on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telecopy.

      Section 8. Chairman of the Board, Quorum, Required Vote and Adjournment. The board of directors shall elect, by the affirmative vote of a majority of the total number of directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and board of directors at which he or she is present. If the chairman of the board is not present at a meeting of the stockholders or the board of directors, the president (if the president is a director and is not also the chairman of the board) shall preside at such meeting, and, if the president is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the corporation's amended and restated certificate of incorporation or these by-laws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Committees. The board of directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have, and may exercise, the powers of the board of directors in the management and affairs of the corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

      Section 10. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 9 of this ARTICLE III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.


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      Section 11. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this
Section 11 shall constitute presence in person at the meeting.

      Section 12. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

      Section 13. Action by Written Consent. Unless otherwise restricted by the restated certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.


                                   ARTICLE IV

                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, if any is elected, chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

      Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

      Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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      Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors.

      Section 5. Compensation. Compensation of all executive officers shall be approved by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

      Section 6. The Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board, an officer of the Corporation, and, if present, shall preside at each meeting of the board of directors or shareholders. The Chairman of the Board shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. He shall advise the president, and in the president's absence, other officers of the Corporation, and shall perform such other duties as may from time to time be assigned to him by the board of directors.

      Section 7. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, he shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. In the absence of the Chairman of the Board, he shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

      Section 8. The President. The president of the corporation shall, subject to the powers of the board of directors and the chairman of the board, have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer, the board of directors or as may be provided in these by-laws.

      Section 9. Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the board of directors may from time to time prescribe.


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      Section 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the president, or secretary may, from time to time, prescribe.

      Section 11. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the chairman of the board or the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer, the president or these by-laws may, from time to time, prescribe. If required by the board of directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the corporation.

      Section 12. Treasurer. The treasurer shall, in the absence or disability of the chief financial officer, act with all of the powers and be subject to all the restrictions of the chief financial officer. The treasurer shall also perform such other duties and have such other powers as the board of directors, the chief executive officer, the chief financial officer or these by-laws may, from time to time, prescribe.

      Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.


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      Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.


                                    ARTICLE V

                              CERTIFICATES OF STOCK

      Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the chief executive officer or the president or any vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (ii) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, vice president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

      Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day following the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      Section 4. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

      Section 5. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

      Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.


                                  ARTICLE VI

                              GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the restated certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the restated certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

      Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

      Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      Section 6. Corporate Seal. The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, the president or a vice-president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

      Section 8. Inspection of Books and Records. The board of directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders of the corporation.

      Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

      Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the restated certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.


                                   ARTICLE VII

                                   AMENDMENTS

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter, amend, change, add to or repeal these by-laws by the affirmative vote of 70% of the total number of directors then in office. Any alteration or repeal of these by-laws by the stockholders of the corporation shall require the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, 4 and 5 of ARTICLE III and this ARTICLE VII of these by-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the corporation entitled to vote on such alteration or repeal.


October 1997

                                                                 EXHIBIT 10.3

                                   [FORM OF]
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


      THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is effective as of January 1, 1997 by and between WHITE CAP INDUSTRIES, INC., a California corporation (the "Company"), and RICHARD GAGNON, an individual ("Executive").


                                R E C I T A L S

      WHEREAS, the Company and Executive entered into that certain Employment Agreement dated February 25, 1997 (the "Employment Agreement"); and

      WHEREAS, the parties desire to amend the Employment Agreement as provided herein; and

      WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement; and

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning January 1, 1997 and ending as provided in
Section 5 hereof (the "Employment Period").

2.    Position and Duties.

      (a) During the Employment Period, Executive shall serve as a Senior Vice President and the National Sales Manager of the Company and shall have the normal and reasonable duties, responsibilities and authority commensurate with such position as determined by the Board of Directors of the Company and as directed by the President of the Company. Executive's services pursuant to this Agreement shall be performed primarily at the Company's principal place of business in Orange County, California, and at such other facilities of the Company as are necessary for the Executive to perform his duties hereunder.

      (b) Executive shall report to the President of the Company. Executive shall devote Executive's reasonable best efforts and Executive's full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company during the normal business hours of the executive offices of the Company. Executive shall perform Executive's duties and responsibilities to the best of Executive's abilities in a reasonably diligent, trustworthy, businesslike and efficient manner.

3.    Base Salary and Benefits.

      (a) During the Employment Period, Executive's base salary shall be $200,000 per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices, including those related to withholding for taxes, insurance and similar items. Executive's Base Salary shall be increased on January 1 of each calendar year, commencing January 1, 1998, by at least the Adjustment Percentage (as defined below) of the Base Salary applicable to the previous fiscal year. As used herein, "Adjustment Percentage" means the sum of (x) the Consumer Price Index for the State of California, published by the Bureau of Labor Statistics of the United States Department of Labor for the immediately preceding fiscal year, plus (y) three percent (3%). In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit, profit sharing, stock option, incentive compensation, vacation and other perquisite plans and programs ("Benefits") for which key employees of the Company are generally eligible; provided, however, in no event shall Executive's benefits be less than the Benefits described on Exhibit "A" hereto.

      (b) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      (c) During the Employment Period, the Company shall pay for or reimburse Executive for all fees and reasonable expenses of Executive's participation in professional organizations, trade associations or other organizations reasonably related to Executive's position and responsibilities as an officer of the Company.

4.    Bonus; Incentive Compensation.

      (a) Fixed Bonus. In the event that gross margin percentage of the Company (determined by dividing the net operating income of the Company by the gross revenues of the Company, calculated in accordance with generally accepted accounting principles applied consistently with past practices) for any full fiscal year during the term of this Agreement is equal to, or greater than 90% of the gross margin percentage (which gross margin percentage shall be agreed upon by the Chief Executive Officer of the Company and the Executive prior to completion of the first fiscal quarter of such fiscal year of the Company) of the Company for the prior full fiscal year, Executive shall be entitled to receive a fixed bonus equal to $100,000 at the end of such year, payable within 95 days following the end of such fiscal year. For the fiscal year ended March 31, 1998, the prior full fiscal year shall be deemed to be the fiscal year ended December 31, 1996.

      (b) Variable Bonus. In addition to the Fixed Bonus described in Section 4(a) above, Executive shall also be entitled to receive an annual bonus at the end of each full fiscal year of employment by the Company, payable within 95 days following the end of such fiscal year, equal to $10,000 for each 1% point increase in the greater of (i) Future EBITDA over the Base Year EBITDA plus 5%, or (ii) Three Year Average Future EBITDA over Base Year EBITDA plus 5%. For purposes of the foregoing, any fractional percentage point of EBITDA growth shall be multiplied by $10,000 to determine the bonus allocable to such fractional percentage point.

            Base Year EBITDA for the fiscal year ending March 31, 1997 (the "Base Year") shall be $13,634,691 as determined in accordance with Schedule II attached hereto and agreed to by the Company and Executive.

            For each fiscal year thereafter, Base Year EBITDA shall be determined by the audited financial statements for the Company for the immediately preceding fiscal year on a consolidated basis, and shall also include Restated EBITDA of any entity acquired by the Company during the subject fiscal year ("Acquired Entity"), based upon the most recently completed fiscal year of the Acquired Entity.

            Restated EBITDA shall mean EBITDA of an Acquired Entity for any period prior to the acquisition, restated to exclude discontinued owner compensation and other owner related restatements deemed appropriate by the Company's Chief Executive Officer and Chief Financial Officer.

            Future EBITDA shall be determined by the audited financial statements for the Company for the subject fiscal year on a consolidated basis utilizing the actual EBITDA of the Company for the subject fiscal year, including the actual EBITDA of any Acquired Entity for the period of the fiscal year the Company actually owned the Acquired Entity, and the pro forma Restated EBITDA of the Acquired Entity for the period of the fiscal year the Acquired Entity was not owned by the Company.

            Three Year Average Future EBITDA shall mean the average of the Future EBITDA for the immediately preceding three (3) years, or such shorter period of time if less than three years have elapsed since the Base Year.

            Base Year EBITDA and Future EBITDA shall be determined within 75 days following the end of the Company's fiscal year, and shall be set forth in
Schedule II attached hereto and initialed and agreed to by the Company and Executive. Schedule III attached hereto contains an example of the calculation of the Variable Bonus for the fiscal year ended March 31, 1998 and after giving effect to the acquisition of an Acquired Entity during the fiscal year.

      (c) Incentive Compensation. As an incentive to continue employment with the Company, the Company shall pay to the Executive on the third anniversary of this Agreement an amount equal to $1,000,000 (the "Incentive Compensation"). Executive shall be required to be employed by the Company on the third anniversary of this Agreement to be eligible to receive the Incentive Compensation; provided, however, if Executive has been terminated without Cause, has resigned for Good Reason or if Executive dies or becomes permanently disabled or incapacitated prior to the third anniversary of this Agreement, Executive shall still be eligible to receive the Incentive Compensation in accordance with this Section 4(c) and Section 5 below. Notwithstanding the foregoing, the Company may defer one-third of the Incentive Compensation to the fourth anniversary of this Agreement and an additional one-third of the Incentive Compensation to the fifth anniversary of this Agreement in the event the payment thereof at the third anniversary would cause the Company to breach any of its financial covenants contained in agreements between the Company and its institutional lenders. In the event of such deferral, the Company agrees to
(i) pay such deferred amount on the earlier to occur of (A) such time as it is able without breaching the aforementioned financial covenants or (B) the fourth or fifth anniversary of this Agreement, as applicable; and (ii) shall pay to the Executive simple interest on the amount of the deferred Incentive Compensation equal to 10% per annum, which interest shall be paid at the time of payment of the deferred Incentive Compensation.

5.    Term.

      (a) The Employment Period shall end on the fifth anniversary hereof ("Original Term") unless extended as set forth below; provided that (i) the Employment Period shall terminate prior to the Original Term upon Executive's death or permanent disability or incapacity; (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as hereinafter defined) or without Cause; and (iii) the Employment Period may be terminated by Executive for Good Reason at any time or by his Voluntary Resignation after the second anniversary hereof. For purposes of the foregoing, Executive's permanent disability or incapacity shall be determined in accordance with the Company's disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good-faith judgment based upon inability to perform the essential functions of his position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days. For purposes of the foregoing, Executive's "Voluntary Resignation" shall mean resignation by Employee other than for Good Reason. The Employment Period shall automatically extend for successive one-year periods (each, a "Supplemental Term") following the fifth anniversary of this Agreement, unless either party delivers written notice to the other party no later than one hundred twenty (120) days prior to the end of the fifth anniversary of this Agreement or any successive anniversary of this Agreement, as the case may be, of intent not to renew.

      (b) If the Employment Period is terminated without Cause by the Company or by Executive with Good Reason prior to the end of the Original Term or a Supplemental Term, as the case may be, the Executive shall be entitled to receive (i) his Base Salary (determined in accordance with Section 3(a)) during the period that is the lesser of (A) twelve months, or (B) the remainder of the Original Term or a Supplemental Term, as the case may be, (ii) a prorated portion of any fixed or variable bonus payable pursuant to Sections 4(a) and (b) earned through the date of such termination for the calendar year in which the termination occurs, and (iii) the Incentive Compensation referred to in Section 4(c). If the Executive's employment is terminated without Cause by the Company, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of eighteen (18) months from the date of termination on the basis in effect at the date of Executive's employment at the Company's expense. If Executive's employment is a resignation with Good Reason, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of six (6) months from the date of termination on the basis in effect at the date of Executive's employment.

      (c) If the Employment Period is terminated by the Company for Cause or is terminated as a result of Executive's Voluntary Resignation, (i) Executive shall be entitled to receive Executive's Base Salary only through the date of termination, and (ii) Executive shall not be entitled to any Incentive Compensation payment earned as of the date of termination, unless such termination is after the third anniversary hereof, in which case the Incentive Compensation shall be deemed fully earned.

      (d) If the Employment Period is terminated as a result of permanent disability, incapacity or death, Executive or Executive's representatives or beneficiaries shall be entitled to receive (i) Executive's Base Salary through the date of termination, plus twelve months of Executive's then Base Salary,
(ii) a prorated portion of any fixed or variable bonus payable pursuant to Sections 4(a) and (b) earned through the date of such termination for the calendar year in which the termination occurs, and (iii) any remaining Incentive Compensation payments referred to in Section 4(c). If the Executive's employment is terminated by reason of Executive's death, incapacity or disability, the Company shall keep in force existing health insurance covering the Executive and his dependents for a period of 18 months from the date of termination on the basis in effect at the date of termination of the Executive's employment. The Executive and his dependents shall also be entitled to any continuation of coverage rights under an applicable law.

      (e) The amount of Base Salary payable pursuant to Sections 5(b) and (c) shall be payable in accordance with the Company's normal payroll procedures applied to Executive as if he remained an employee of the Company. The amount of any fixed or variable bonus payable pursuant to Sections 5(b) and (c) shall be payable in accordance with the terms of Sections 4(a) and (b). The amount of any Incentive Compensation payable pursuant to Sections 5(b) and (c) shall be payable on the dates set forth in Section 4(c).

      (f) All of Executive's rights to any other employee benefit hereunder (except as described above or pursuant to law) accruing after the termination of the Employment Period shall cease upon such termination. Upon termination of this Agreement for any reason whatsoever, Executive shall have the right to receive any accrued but unused vacation time and any and all benefits due Executive pursuant to Section 3(a) as of termination.

      (g) For purposes of this Agreement, "Cause" shall mean (1) the conviction of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes material harm to Company, (2) willful misconduct by Executive causing material harm to Company, but only if Executive shall not have discontinued such misconduct within 30 days after receiving written notice from the Company describing the misconduct and stating that the Company will consider the continuation of such misconduct as cause for termination of this Agreement, or (3) substantial failure to perform the duties required by Section 2(a) hereof which is not cured within 180 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination of this Agreement. Resignation with "Good Reason" shall mean (x) the assignment to Executive of duties substantially and materially inconsistent with the position and nature of Executive's employment as set forth in Section 2(a) of this Agreement, (y) a reduction of compensation and benefits that would substantially diminish the aggregate value of Executive's compensation and benefits or a substantial change in the allocation between Executive's variable and fixed compensation without Executive's consent, or (z) the failure by the Company to obtain from any successor an agreement to assume and perform this Agreement.

      (h) Nothing in this Agreement shall be deemed to limit or otherwise abrogate the Company's obligation to make the payments under Section 5(b) if Executive is terminated without Cause following a merger, consolidation or sale of the Company or following a change in the control of the Company's outstanding voting securities. A "change in control" shall be deemed to have occurred if any person or any persons acting together that would constitute a group (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (other than Greg Grosch, KRG Capital Partners, LLC, a Colorado limited liability company ("KRG"), or its affiliates, or a group in which Greg Grosch, KRG or its affiliates are the controlling participants) shall beneficially own at least 50% of the aggregate voting power of all classes of capital stock (including shares convertible into voting securities) entitled to vote on the election of directors to the Board. Without limiting the foregoing, any sale of substantially all of the Company's assets to another entity without an express assumption by such entity of the Company's obligations under this Agreement shall be deemed to constitute termination without Cause pursuant to Section 5(b) above and the Company shall be obligated to make the specified payments pursuant to Section 5(b) upon consummation of the transaction pursuant to which the Company is selling substantially all of its assets.

6. Confidential Information. As used herein, the term "Confidential Information" shall mean all information disclosed to Executive or known by Executive as a consequence of or through Executive's employment by the Company (including, without limitation, information belonging to third parties or companies affiliated with or related to the Company in the Company's possession) not generally known in the trade or industry in which such information is used, about the Company's products, processes, services, customers, marketing strategy and business plans. Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board or the President, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time as the Company may request, all memoranda, notes, plans, records, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any subsidiary which Executive may then possess or have under Executive's control.

7. Non-Solicitation. During the Original Term or during any Supplemental Term, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce or encourage any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, (ii) solicit or hire any person who was an employee of the Company or any subsidiary of the Company at any time during the Employment Period if such person was employed by the Company or a subsidiary of the Company at any time during the one-year period prior to such hiring, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to withdraw, curtail or cease doing business with the Company or such subsidiary.

8. Enforcement. If, at the time of enforcement of Sections 6 and 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances shall be substituted for the stated period or scope. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

9.    Representations.

      (a) Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

      (b) Company hereby represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign Executive's rights or delegate Executive's obligations hereunder without the prior written consent of the Company. Without limiting the foregoing, the Company may not, without Executive's prior written consent, assign rights or delegate its obligations under this Agreement.

11. Survival. Sections 6, 7, 8 and 9 shall survive and continue in full force in accordance with their terms, notwithstanding any termination of the Employment Period.

12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, to the recipient at the address indicated below.

      If to Executive:        Richard Gagnon
                              c/o White Cap Industries, Inc.
                              3120 Airway Drive
                              Costa Mesa, CA 92626

      If to the Company:      White Cap Industries, Inc.
                              c/o KR Capital Corporation
                              370 17th Street, Suite 2300
                              Denver, CO 80202

or such other address or to the attention of such person as the recipient party shall leave specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed. Any Notice of Termination of Executive's employment by the Company shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be elective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Complete Agreement. This Agreement, together with the other agreements referred to herein, embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16. Choice of Law. This Agreement will be governed by the internal law and not the laws of conflicts, of the State of California.

17. Agreement to Arbitrate; Expenses. Except for the enforcement of any covenant herein that would be the subject of specific performance contemplated by Section 8, any controversy or claim arising out of or relating to this Agreement or the formation, breach or interpretation hereof, will be settled by arbitration before one arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in Orange County, California. Judgment upon the award rendered by the arbitration may be entered and enforced in the court with jurisdiction over the appropriate party. All controversies not subject to arbitration or contesting any arbitration will be litigated in the State of California, Orange County Superior Court or a federal court in the Central District of California (and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts and waives any objections thereto). The expenses (including reasonable attorneys' fees) incurred by the prevailing party in any arbitration or litigation related to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

19.   Nondisclosure and Invention and Copyright Assignment Agreement.

      Executive's employment also is subject to the requirement that Executive sign, observe, and agree to be bound, both during and after Executive's employment, by the provisions of the Company's Nondisclosure and Invention and Copyright Assignment Agreement, a copy of which is attached as Exhibit "A". Executive's execution of the Nondisclosure and Invention and Copyright Assignment Agreement is an express condition precedent to the Company's obligations under this Agreement. Executive also agrees to execute, deliver and perform, during the term of his employment with the Company and thereafter, any other reasonable confidentiality and nondisclosure agreements concerning the Company and any of its affiliates which the Company promulgates for other key employees and executives of the Company.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


      COMPANY:                             WHITE CAP INDUSTRIES, INC.,
                                           a California corporation


                                           By:_________________________________
                                                Greg Grosch
                                                President


      EXECUTIVE:                           ____________________________________
                                           RICHARD GAGNON

                                   EXHIBIT "A"
                         NONDISCLOSURE AND INVENTION AND
                         COPYRIGHT ASSIGNMENT AGREEMENT


      In consideration of my employment by WHITE CAP INDUSTRIES, INC. or any of its subsidiaries and affiliates (the "Company"):

      1. I will promptly disclose to the Company in writing all discoveries, concepts and ideas, whether patentable or unpatentable, including but not limited to processes, designs, innovations, inventions, formulas, methods, and techniques, as well as improvements and know-how related thereto, made, conceived, reduced to practice or learned by me while in the Company's employ, either solely or jointly with others during my employment ("Company Inventions"). This Agreement shall not apply to any Invention developed entirely on my own time without using the Company's equipment, supplies, facilities or trade secret information, except for those items and inventions that either: (a) relate, at the time of conception or reduction to practice of the invention, to the Company's business or any of the products or services being developed, manufactured or sold by the Company or which may conveniently be used in relation therewith, or actual, or demonstrably anticipated research or development of the Company, or (b) result from any work performed by me for the Company.

      THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE SECTION 2870.

            (a) I hereby assign to the Company all of my right, title and interest in and to all such Company Inventions and to applications for United States and/or foreign letters patent and to United States and/or foreign letters patent granted upon such Company Inventions.

            (b) I will acknowledge and deliver promptly to the Company such written instruments and do such other acts, such as giving testimony in support of my inventorship (and I understand I shall be paid for my time spent in connection with such acts at a rate equal to the last hourly rate paid to me by the Company), as may be necessary in the opinion of the Company to obtain and maintain United States and/or foreign letters patent and to vest the entire right and title thereunto in Company.

            (c) I agree that title to any and all copyrights, copyright registrations and copyrightable subject matter which occurs as a result of my employment by the Company shall be the sole and exclusive property of the Company, and that such works comprise works made for hire. I hereby assign, and agree to assign, all of said copyrights to the Company.

            (d) I have listed on the attached Annex A all unpatented, but potentially patentable, ideas and inventions conceived before my employment with the Company and which are exempt from the obligations of this Agreement.

            (e) In the event the Company is unable (after good faith efforts are made by the Company) to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right of protection relating to any Company Inventions, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by me.

      2. As a direct or indirect consequence of my employment with the Company I have been and will/may be exposed to highly sensitive and confidential information (some of which I may in the past have, or may in the future, develop or contribute to) not generally, if at all, known or available to persons or entities not in some way affiliated with the Company and/or affiliates (hereinafter "Confidential Information"). Confidential Information shall include, without limitation, all (i) information that has or could have commercial value or other utility in the business in which the Company and its affiliates are engaged or contemplate engaging in, and (ii) all information the unauthorized disclosure of which could be detrimental to the interests of the Company and/or its affiliates, whether or not such information is identified as Confidential Information by the Company. By example, and without limitation, Confidential Information includes: financial statements and records, illustrations, prototypes, models, whether patentable or unpatentable, trade secrets, know-how, concepts and other data, trademarks, copyrights, design features, or configurations of any kind, procedures, demonstrations, methods, processes, uses, manufacturing information, techniques, formulas, improvements, research and development data, pamphlets, books, reports or other documents, inspection procedures, apparatuses, compounds, compositions, combinations, programs, software and works of authorships, whether discovered, conceived, developed, made or produced, research and development projects; strategic alliances; confidential information of other entities or companies with whom the Company or its affiliates may enter into joint ventures, strategic alliances or other business relationships; the identity of consultants and assistants; future advertising and marketing methods and plans; detailed sales and pricing information and formulas; budgets; product performance; sources of products; production and distribution methods or procedures; business methods, procedures and plans; licensing arrangements; customer product preferences and requirements; and, additional information relating to financial, marketing, technical, developmental and/or other business aspects, of the Company and/or the Company's affiliates. I agree and understand that any and all of the foregoing is considered by the Company to be of a highly confidential nature and as a trade secret. The term "Confidential Information" shall not include any information obtained by me through (i) industry publications which are disseminated to or can be acquired by businesses in the industry, (ii) local and state contractors license lists, (iii) Dodge Reports and Dun & Bradstreet and any similar information services, (iv) any Chamber of Commerce or other trade association reports, or (v) reports from governmental agencies. In furtherance of the foregoing, I agree as follows:

            (a) To refrain from reproducing or making any summary, extract or abridgement of, other than in the regular course of business, or removing, any business record, document, schematic, drawing, instrument, component or any other item dealing with the Confidential Information without prior written consent therefor.

            (b) To refrain from discussing with any other person or persons, whether or not said persons are in the employ of the Company, any aspect of the Confidential Information, except as said discussions directly relate to completion of the particular task at hand and/or in compliance with instructions to do so.

            (c) To accept and maintain the Confidential Information on a confidential basis and to protect and safeguard same against unauthorized publication or disclosure. I will not be justified in disregarding the obligation of confidentiality by selecting individual pieces of public information and fitting them together by use of integrated disclosure to contend that such Confidential Information is in the public domain.

            (d) Other than in furtherance of my employment with the Company, not to use, directly or indirectly, for my own or for my future employer's advantage, any Confidential Information learned during my employment with the Company and which is not made publicly known (through no fault of mine).

            (e) Not to disclose, publicize, reveal or make available, directly or indirectly, any of the Confidential Information to any firm, person, or entity whatsoever, except for a disclosure which is required, if at all, by statute, order of court or otherwise by law, and then only after first advising the Company of such demand with reasonably sufficient advance notice, if possible, so as to afford the Company an opportunity to seek a protective order.

            (f) Upon termination of my employment, to turn over to a designated individual employed by the Company all property then in my possession or custody belonging to the Company. I will not retain any original, copy, summary or abridgement of any document which contains Confidential Information, including correspondence, memoranda, reports, calendars, contracts, notebooks, drawings, photos or other documents relating in any way to the affairs of the Company or to the affairs of its affiliated companies and which are entrusted to me or developed by me at any time during my employment with the Company, all of which, will be delivered to the Company immediately upon termination of my employment.

            (g) Not to interfere with the relationship between and/or among the Company and its consultants, agents, employees or others working on research and development projects or providing services or products to or for the Company, nor disclose the identity of said individuals and/or entities so long as not otherwise generally known in the trade.

      3. Notwithstanding the definition of "Confidential Information," I understand that I shall not be liable for disclosure to any third party or use of any Confidential Information which: (a) at the time of disclosure or thereafter becomes a part of the public domain through no act or omission by me;
(b) has been independently generated, discovered or perfected by me and is listed on the attached Annex A; (c) is subsequently and lawfully disclosed to me by a third party, which third party did not acquire the information under an obligation of confidentiality from or through the Company; or (d) is required to be disclosed as a matter of law.

      4. I acknowledge and agree that the Confidential Information, and the strict confidentiality thereof, materially affects the successful conduct of the Company's business and its goodwill; therefore, any breach of the terms of this Agreement by me is a material breach thereof, and may result in termination of my employment, the imposition of injunctive relief, and liability for damages sustained by the Company. The expenses (and reasonable attorneys' fees) incurred by the prevailing party in any arbitration or litigation relating to this Agreement shall be borne by the non-prevailing party in such arbitration or litigation.

      5. No modification or waiver of this Agreement or any of its provisions shall be binding upon the Company unless made in writing and signed on behalf of the Company by one of its officers (other than me). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and such invalid or unenforceable provision shall be reformed to the extent possible in order to give its intended effect and/or meaning. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      6. This Agreement together with my Employment Agreement with the Company supersedes any and all agreements between me and the Company with respect to the subject matter hereof. In the event of any controversy, dispute or claim arising out of or relating to this Agreement, the arbitration provisions of Section 17 of the Employment Agreement between me and the Company shall be applicable. The covenants and agreements undertaken herein shall survive termination of my employment.

      I have read and fully understand the foregoing, and by affixing my signature below, I agree to be fully bound hereby.


                                           ________________________________
                                           EMPLOYEE'S NAME
                                          (Please Print)


Dated: ______________________             ________________________________
                                          EMPLOYEE'S SIGNATURE

                        WRITTEN NOTIFICATION TO EMPLOYEE


      In accordance with California Labor Code Section 2872, you are hereby notified that your Employee Nondisclosure and Invention and Copyright Assignment Agreement does not require you to assign to the Company any invention which qualifies fully under the provisions of California Labor Code Section 2870.

      You are hereby provided a copy of California Labor Code Section 2870.

      I hereby acknowledge receipt of this written notification.



Dated: _______________, 1997             ________________________________
                                         EMPLOYEE'S SIGNATURE

                        AMENDMENT TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


      THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT
AGREEMENT (the "Agreement") is entered into as of this _________ day of _____________, 1997 by and between WHITE CAP INDUSTRIES, INC., a California corporation (the "Company"), and RICHARD GAGNON, an individual ("Executive").

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. A new Section 4(d) to the Amended and Restated Employment Agreement dated effective as of January 1, 1997 is hereby added to read in full as follows:

      (d) Accelerated Incentive Compensation. Notwithstanding anything in this Agreement to the contrary, the Company hereby agrees to accelerate the payment of the Incentive Compensation provided for in Section 4(c) in the amount of $1,000,000 and such Incentive Compensation shall be deemed to be fully earned by Executive effective upon the closing of an initial public offering of common stock in White Cap Industries, Inc. (the "IPO"). Such Incentive Compensation shall be due and payable within thirty (30) days of the closing of the IPO. If the IPO does not close for any reason, the Incentive Compensation shall be paid in accordance with the provisions of Section 4(c).

      Except as provided in this Amendment, the Amended and Restated Employment Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


      COMPANY:                             WHITE CAP INDUSTRIES, INC.,
                                           a California corporation


                                           By:________________________________
                                              Greg Grosch
                                              President


      EXECUTIVE:                           ________________________________
                                           RICHARD GAGNON